                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-8 of our report dated February 16, 2000 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the Company's consolidated statement of financial position as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the three month period ended December 31, 1997, and the year ended September 30, 1997, and to a change in its method of accounting for impairment of long-lived assets to be disposed of effective October 1, 1996 to conform with Statement of Financial Accounting Standards No. 121), appearing in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 1999.


   DELOITTE & TOUCHE LLP

   Houston, Texas
   July 21, 2000